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                                                                    EXHIBIT 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
FirstSense Software, Inc.

     We consent to the incorporation of our report dated April 5, 2000, with respect to the balance sheets of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K/A of Concord Communications, Inc. dated February 4, 2000 and filed with the Commission on April 19, 2000 (as amended by a second amendment to Current Report on Form 8-K/A, dated February 4, 2000, and filed on April 21, 2000), into Concord Communications, Inc.'s previously filed Registration Statements on Form S-8 (File nos. 333-31484, 333-7807, 333-51945, 333-40645 and 333-38363).


                                         /s/ KPMG LLP


Boston, Massachusetts
April 27, 2000